Exhibit 99

n e w s r e l e a s e	Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40201-1438
http://www.humana.com
FOR MORE INFORMATION CONTACT: Regina Nethery Humana Investor Relations 502.580.3644 Rnethery@humana.com

Tom Noland Humana Corporate Communications 502.580.3674 Tnoland@humana.com

Humana To Host Biennial Investor Meeting

LOUISVILLE, KY (November 9, 2012) – Humana Inc. (NYSE: HUM) announced that it will be hosting an Investor Meeting on Tuesday, November 13, 2012, at 8:30 a.m. eastern time. The Investor Meeting will include a number of presentations by company leaders focusing on Humana’s strategic direction, operational and financial progress and expectations for future performance.

At the Investor Meeting, the company will be reiterating its guidance for the years ending December 31, 2012 and 2013 as filed with the Securities and Exchange Commission on November 5, 2012 in conjunction with its third quarter 2012 earnings release. A copy of those detailed guidance points is included with this release.

Humana encourages the investing public and media to listen to its Investor Meeting via the Internet since attendance at the event is by invitation only. The Investor Meeting web cast and virtual presentation (audio with slides) may be accessed via the Humana’s Investor Relations page at www.humana.com. The company suggests web participants sign on approximately 15 minutes in advance of the event. The company also suggests web participants visit the site in advance to run a system test and to download any free software needed.

Below is the agenda for the event:

Humana’s Investor Meeting 2012

Business Session – Tuesday, November 13, 2012; 8:30 a.m. EST

Webcast available via Investor Relations page at

www.humana.com

Topic	Speaker
Company Overview	Bruce Broussard	President

Public Affairs	Heidi Margulis	Senior Vice President – Public Affairs

Health and Well-Being Services Segment	Bruce Perkins	Segment President

Retail Segment	Tom Liston	Segment President

Employer Group Segment	Beth Bierbower	Segment President

Financials	Jim Bloem	Senior Vice President, Chief Financial Officer and Treasurer

Wrap-Up Q&A	Bruce Broussard Jim Murray	President Executive Vice President and Chief Operating Officer

Closing	Mike McCallister	Chairman of the Board and Chief Executive Officer

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

•

If Humana does not design and price its products properly and competitively, if the premiums Humana charges are insufficient to cover the cost of health care services delivered to its members, if the company is unable to implement clinical initiatives to provide a better health care experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefit expenses are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. These estimates, however, involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in payment patterns and medical cost trends.

•

If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in the Medicare business.

•

If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, the company’s business may be materially adversely affected.

•	Humana’s business may be materially adversely impacted by CMS’s adoption of a new coding set for diagnoses.

•

Humana is involved in various legal actions and governmental and internal investigations, including without limitation, an ongoing internal investigation and litigation and government requests for information related to certain aspects of its Florida subsidiary operations, any of which, if resolved unfavorably to the company, could result in substantial monetary damages. Increased litigation and negative publicity could increase the company’s cost of doing business.

•	As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government health care programs.

•

Recently enacted health insurance reform, including The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products (and particularly how the ratio may apply to Medicare plans, including aggregation, credibility thresholds, and its possible application to prescription drug plans), lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible federal premium tax and other assessments; financial position, including the company’s ability to maintain the value of its goodwill; and cash flows. In addition, if the new non-deductible federal premium tax and other assessments, including a three-year commercial reinsurance fee, were imposed as enacted, and if Humana is unable to adjust its business model to address these new taxes and assessments, such as through the reduction of the company’s operating costs, there can be no assurance that the non-deductible federal premium tax and other assessments would not have a material adverse effect on the company’s results of operations, financial position, and cash flows.

•

Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and cash flows.

•	Any failure to manage operating costs could hamper Humana’s profitability.

•	Any failure by Humana to manage acquisitions and other significant transactions successfully may have a material adverse effect on its results of operations, financial position, and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.

•	Humana’s pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.

•	If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.

•	Humana’s ability to obtain funds from its subsidiaries is restricted by state insurance regulations.

•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.

•	Changes in economic conditions could adversely affect Humana’s business and results of operations.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

•	Given the current economic climate, Humana’s stock and the stock of other companies in the insurance industry may be increasingly subject to stock price and trading volume volatility.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

•	Form 10-K for the year ended December 31, 2011;

•	Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

•	Form 8-Ks filed during 2012.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is a leading health care company that offers a wide range of insurance products and health and wellness services that incorporate an integrated approach to lifelong well-being. By leveraging the strengths of its core businesses, Humana believes it can better explore opportunities for existing and emerging adjacencies in health care that can further enhance wellness opportunities for the millions of people across the nation with whom the company has relationships.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

•	Annual reports to stockholders;

•	Securities and Exchange Commission filings;

•	Most recent investor conference presentations;

•	Quarterly earnings news releases;

•	Replays of most recent earnings release conference calls;

•	Calendar of events (including upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);

•	Corporate Governance information

Humana Inc. – Earnings Guidance Points as Issued on November 5, 2012

(in accordance with Generally Accepted Accounting Principles)	For the year ending December 31,		Comments Excludes the pending acquisition of Metropolitan Health Networks, Inc.
	2012	2013
Diluted earnings per common share (EPS)
Full Year	$7.25 to $7.35	$7.60 to $7.80	2013 includes approximately $0.30 per share in investment spending

Revenues
Consolidated	$39.0 billion to $39.5 billion	$40.8 billion to $41.3 billion	Includes expected investment income of approximately $385 million for 2012 and in the range of $365 million to $385 million for 2013

Retail Segment	$24.5 billion to $25.0 billion	$26.25 billion to $26.75 billion	Segment-level revenues include intersegment amounts that eliminate in consolidation
Employer Group Segment	$10.5 billion to $11.0 billion	$11.0 billion to $11.5 billion
Health and Well-Being Services Segment	$13.1 billion to $13.3 billion	$14.75 billion to $15.25 billion
Other Businesses	$2.50 billion to $2.75 billion	$1.8 billion to $2.1 billion

Ending medical membership versus prior year end
Retail Segment
Medicare Advantage	Up 270,000 to 280,000	Up 100,000 to 120,000	Includes the January 1, 2013 disposition of 12,600 Medicare Advantage members acquired in the March 2012 Arcadian transaction in accordance with the company’s previously disclosed agreement with the United States Department of Justice.

Medicare stand-alone PDPs	Up 440,000 to 460,000	Up 125,000 to 175,000
HumanaOne	Up 5,000 to 10,000	Down approximately 45,000
Medicare Supplement	Up 15,000 to 25,000	Up 15,000 to 25,000
Employer Group Segment
Medicare Advantage	Up approximately 80,000	Up approximately 20,000
Commercial Fully-Insured	Up approximately 30,000	Down 5,000 to 20,000
Commercial ASO	Down 50,000 to 60,000	Down 25,000 to 45,000

Humana Inc. – Earnings Guidance Points as Issued on November 5, 2012

Benefit ratios			Benefit expenses as a percent of premiums
Retail Segment	84.0% to 84.5%	84.0% to 84.5%
Employer Group Segment	84.0% to 85.0%	85.0% to 86.0%

Operating cost ratios			Consolidated operating costs as a percent of total revenues excluding investment income
Consolidated	14.75% to 15.25%	15.0% to 15.5%
Health & Well-Being Services Segment	95.25% to 95.75%	95.5% to 96.0%

Consolidated depreciation and amortization			Certain D&A is included in benefits expense on the income statement but shown as a non-cash item on the cash flows statement
Income statement	$290 million to $310 million	$330 million to $350 million
Cash flows statement	$330 million to $345 million	$380 million to $400 million

Consolidated interest expense	Approximately $105 million	Approximately $105 million
Detailed pretax results			Segment-level pretax results and margins include the impact of net investment income
Retail Segment	$1.10 billion to $1.15 billion 4.5% to 4.7%	$1.29 billion to $1.33 billion Approximately 5% pretax margin

Employer Group Segment	$200 million to $210 million Approximately 2% pretax margin	$100 million to $150 million 1.0% to 1.2% pretax margin

Health & Well-Being Services Segment	$510 million to $520 million 3.75% to 4.25% pretax margin	$460 million to $510 million 3.0% to 3.5% pretax margin
Effective Tax Rate	Approximately 36.8%	Approximately 37%
Diluted shares	Approximately 163.5 million	Approximately 161.5 million	Projections exclude the impact of future share repurchases
Cash flows from operations	$1.7 billion to $1.9 billion	$1.8 billion to $2.0 billion
Capital expenditures	Approximately $400 million	$425 million to $450 million